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                                                                EXHIBIT 99(e)

                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

        I consent to become a director of ErgoBilt, Inc. immediately after the closing of its initial public offering. I also consent to the use of my name and information I provided about myself in the registration statement on Form S-1 for the initial public offering.

Date:  October 15, 1996                      Signature: /s/ ROBERT E. FAUST
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                                             Printed Name: Robert E. Faust
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